As filed with the Securities and Exchange Commission on December 11, 2003
                                                   Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 FIND/SVP, INC.
             (Exact name of registrant as specified in its charter)

            NEW YORK                                         13-2670985
  (State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                      Identification Number)

                           625 Avenue of the Americas
                            New York, New York 10011
                                 (212) 541-4500
   (Address, including zip code, and telephone number, including area code, of principal executive offices)

                             ---------------------

        FIND/SVP, INC. 1996 STOCK OPTION PLAN AMENDED AND RESTATED AS OF
                               NOVEMBER 21, 2001
                    FIND/SVP, INC. 2003 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                             ---------------------

                                   David Walke
                             Chief Executive Officer
                                 FIND/SVP, Inc.
                           625 Avenue of the Americas
                            New York, New York 10011
                                 (212) 541-4500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                               Kane Kessler, P.C.
                           1350 Avenue of the Americas
                             New York, NY 10019-4896
                                 (212) 541-6222
                         Attn: Robert L. Lawrence, Esq.

                         CALCULATION OF REGISTRATION FEE

========================= ======================= ======================== ====================== =====================
 Title of securities to        Amount to be          Proposed maximum        Proposed maximum          Amount of
     be registered            registered (1)        offering price per      aggregate offering    registration fee (3)
                                                         share (2)               price (2)
------------------------- ----------------------- ------------------------ ---------------------- ---------------------
Common Stock, $0.0001
par value per share (2)         3,350,000                 $1.305                $4,371,750               $354
========================= ======================= ======================== ====================== =====================

(1) This Registration Statement covers 1,850,000 shares of common stock, $0.0001 par value per share, of FIND/SVP, Inc. (the "Common Stock") issued or issuable pursuant to the FIND/SVP, Inc. 1996 Stock Option Plan Amended and Restated as of November 21, 2001 (the "1996 Plan") and 1,500,000 shares of Common Stock issuable pursuant to the FIND/SVP, Inc. 2003 Stock Incentive Plan (the "2003 Plan") (the 1996 Plan and the 2003 Plan are collectively referred to herein as the "Plans"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act") this Registration Statement covers an indeterminable number of additional shares of Common Stock as may hereafter be offered or issued pursuant to the Plans, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and 457(h), the proposed maximum offering price per share is based upon (i) the average exercise price relating to approximately 1,996,000 outstanding options granted under the Plans for which the underlying shares of Common Stock have not previously been registered, which is $ 1.05 and (ii) with respect to 1,354,000 shares available for grant under the Plans or previously issued shares, a price of $1.68 (the average of the high and low price of the Registrant's Common Stock as reported on the OTC Bulletin Board on December 5, 2003.

(3) $488.05 was paid with Registration Statements Nos. 333-22445, 333-68315 and 333-43940 relating to 1,650,000 shares of common stock issued or issuable under the 1996 Plan. These shares are being carried forward in a combined reoffer prospectus being filed herewith (to the extent that there are or may be control or restricted securities). See the Rule 429 note below.

--------------------------------------------------------------------------------

     As permitted by Rule 429 under the Securities Act of 1933, the prospectus filed together with this Registration Statement shall be deemed to be a combined resale prospectus which shall also relate to the registrant's Registration Statements Nos. 333-22445, 333-68315 and 333-43940 on Form S-8.

                                EXPLANATORY NOTE

          The 3,350,000 shares of common stock, $0.0001 par value per share (the "Common Stock") of FIND/SVP, Inc., a New York corporation (the "Company"), being registered pursuant to this Form S-8 are comprised of (i) 1,850,000 shares of the Common Stock issued or issuable to participants under the FIND/SVP, Inc. 1996 Stock Option Plan Amended and Restated as of November 21, 2001 (the "1996 Plan") and (ii) 1,500,000 shares of Common Stock issued or issuable to participants under the FIND/SVP, Inc. 2003 Stock Incentive Plan (the "2003 Plan" and together with the 1996 Plan, the "Plans"). The Company previously registered 1,650,000 shares of Common Stock for issuance under the 1996 Plan under several registration statements on Form S-8, as filed with the Securities and Exchange Commission on November 10, 1998 (file nos. 333-22445, 333-68315 and 333-43940)
(the "1996 Plan Registration Statements"). Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the 1996 Plan Registration Statements, except as otherwise set forth herein.

          This Registration Statement contains two parts. The first part contains a prospectus pursuant to Form S-3 (in accordance with Section C of the General Instructions to the Form S-8) which covers reoffers and resales of "restricted securities" and/or "control securities" (as such terms are defined in Section C of the General Instructions to Form S-8) of FIND/SVP, Inc. This Reoffer prospectus relates to (i) up to 1,500,000 shares of common stock that have been or may be issued to employees, officers, directors consultants, independent contractors and advisors of the Company pursuant to the 2003 Plan and (ii) up to 3,500,000 shares of Common Stock (including 1,650,000 shares of Common Stock previously registered under the 1996 Plan Registration Statements) that have been or may be issued to employees, officers, directors, consultants, independent contractors and advisors of the Company pursuant to the 1996 Plan. The second part of this Registration Statement contains Information Required in the Registration Statement pursuant to Part II of Form S-8. The Form S-8 portion of this Registration Statement will be used for offers of shares of Common Stock of FIND/SVP, Inc. pursuant to each of the 1996 Plan and the 2003 Plan. The Plan Information specified by Part I of Form S-8 is not being filed with the Securities and Exchange Commission but will be delivered to all participants in the Plans pursuant to Securities Act Rule 428(b)(1).

                               REOFFER PROSPECTUS
                                 FIND/SVP, INC.
                        5,000,000 SHARES OF COMMON STOCK
                          (PAR VALUE $0.0001 PER SHARE)

          This Prospectus may be used by certain persons (the "Selling Stockholders") who may be deemed to be affiliates of FIND/SVP, Inc., a New York corporation (the "Company" or the Registrant"), to sell a maximum of 5,000,000 shares of our Common Stock (the "Common Stock"), $0.0001 par value per share (the "Shares"), comprised of up to (i) 1,500,000 shares of Common Stock which has been or will be purchased or acquired by the Selling Stockholders pursuant to the FIND/SVP, Inc. 2003 Stock Incentive Plan (the "2003 Plan") and (ii) 3,500,000 shares of Common Stock which have been or will be purchased or acquired by Selling Stockholders pursuant to the FIND/SVP, Inc. 1996 Stock Option Plan Amended and Restated as of November 21, 2001 (the "1996 Plan" and together with the 2003 Plan, collectively, the "Plans").

          All or a portion of the Shares offered hereby may be offered for sale, from time to time, over the OTC Bulletin Board, or otherwise, at prices and terms then obtainable. All brokers' commissions or discounts will be paid by the Selling Stockholders. However, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), may be sold under Rule 144 rather than pursuant to this Prospectus. See "Plan of Distribution." We will receive none of the proceeds of this offering, although we will receive or have received cash upon the sale of stock to the Selling Stockholders under the Plans. See "Use of Proceeds." All expenses incurred in connection with the preparation and filing of this Prospectus and the related Registration Statement are being borne by us. See "Expenses."

          SEE "RISK FACTORS" ON PAGE 10 HEREOF FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CAREFULLY CONSIDERED BY PROSPECTIVE PURCHASERS.

          Our common stock is listed on the OTC Bulletin Board. On December 5, 2003, the closing bid price of our common stock was $1.75 per share.

                            ------------------------

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                The date of this Prospectus is December 11, 2003.

                              AVAILABLE INFORMATION

          We are subject to the  informational  requirements  of the  Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith we are required to file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by us can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as the Regional Offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 at the prescribed rates. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of such site is http://www.sec.gov. The telephone number of the Commission is 800-SEC-0330. In addition, similar information can be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

          This Prospectus omits certain of the information contained in the Registration Statement of which this Prospectus is a part (the "Registration Statement"), covering the Common Stock, which pursuant to the Securities Act is on file with the Commission. For further information with respect to us and our common stock, reference is made to the Registration Statement including the exhibits incorporated therein by reference or filed therewith. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference to the Registration Statement. The Registration Statement and the Exhibits may be inspected without charge at the offices of the Commission or copies thereof obtained at prescribed rates from the public reference section of the Commission at the addresses set forth above.

          You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is an offer to sell, or a solicitation of offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of common stock.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The following documents heretofore filed by us with the Commission pursuant to the Exchange Act, are hereby incorporated by reference in this Registration Statement, except as superseded or modified herein:

                           (a) The Company's  Annual Report on Form 10-K for the
                  fiscal year ended December 31, 2002, except Items 6, 7, 8, 14, and 15, filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act");

                           (b) The  Company's  Annual  Report on Form 10-K/A for
                  the fiscal year ended December 31, 2002, filed pursuant to the Exchange Act;

                           (c) The Company's  Quarterly  Report on Form 10-Q for
                  the quarter ended March 31, 2003, filed on May 15, 2003 pursuant to the Exchange Act;

                           (d) The Company's  Quarterly  Report on Form 10-Q for
                  the quarter ended June 30, 2003, filed on August 14, 2003 pursuant to the Exchange Act;

                           (e) The Company's  Quarterly  Report on Form 10-Q for
                  the quarter ended September 30, 2003, filed on November 13, 2003 pursuant to the Exchange Act;

                           (f) The Company's Current Report on Form 8-K, Date of
                  Event - April 1, 2003, filed on April 16, 2003 pursuant to the Exchange Act;

                           (g) The Company's Current Report on Form 8-K, Date of
                  Event - May 14, 2003, filed on May 20, 2003 pursuant to the Exchange Act;

                           (h) The Company's Current Report on Form 8-K, Date of
                  Event - July 1, 2003, filed on July 16, 2003 pursuant to the Exchange Act;

                           (i) The Company's Current Report on Form 8-K, Date of
                  Event - August 18, 2003, filed on August 22, 2003 pursuant to the Exchange Act;

                           (j) The Company's Current Report on Form 8-K, Date of
                  Event - November 13, 2003, filed on November 17, 2003 pursuant to the Exchange Act;

                           (k) The Company's  Current Report on Form 8-K/A, Date
                  of Event - April 1, 2003, filed on June 16, 2003 pursuant to the Exchange Act;

                           (l) The Company's  Current Report on Form 8-K/A, Date
                  of Event - July 1, 2003, filed on September 15, 2003 pursuant to the Exchange Act;

                           (m)  The  Company's  definitive  Proxy  Statement  on
                  Schedule 14A filed on April 30, 2003; and

                           (n) The  description  of the Company's  Common Stock,
                  par value $.0001 per share (the "Common Stock"), registered under Section 12(g) of the Exchange Act, as set forth in the Registrant's Registration Statement on Form S-18 (Reg. No. 33-8634-NY), dated October 31, 1986, including any amendments thereto filed for the purpose of updating such description.

          All of such documents are on file with the Commission. In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

          We hereby undertake to provide without charge to each person, including any beneficial owner of the Common Stock, to whom this Prospectus is delivered, on written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written or oral requests for such copies should be directed to our corporate secretary, c/o FIND/SVP, Inc., 625 Avenue of the Americas, New York, New York 10011; telephone (212) 645-4500.

                                   THE COMPANY

                                     PART I

          FIND/SVP, Inc. and its wholly owned subsidiaries (collectively, "FIND/SVP" or the "Company" which may be also referred to as "we", "us" or "our") was incorporated in the state of New York in 1969. In 1971, the Company became affiliated with SVP International S.A. ("SVP International") through a licensing agreement which gave the Company the right to the SVP name and provided access to the resources of what is currently eight additional SVP affiliated companies located around the world. We are a knowledge services company that leverages the expertise and resources of its professional research teams on behalf of executives and other decision-making employees of client companies, primarily in the United States. The Company currently operates in four business segments: our Quick Consulting and Research Service ("QCS") which provides retainer clients with access to the expertise of the Company's staff and information resources as well as a Live AnswerDesk ("LAD") service; our Strategic Consulting and Research Group ("SCRG") which provides more extensive, in-depth custom research and competitive intelligence; our Guideline Research ("GR") service, which provides primary quantitative market research; and our Teltech ("Teltech") service, which provides both quick consulting and in-depth custom research to R&D and other technical sectors. The Company's strategy is to build a base of recurring clients who will utilize the Company's people and resources for their research, business intelligence and information needs. Substantially all of the Company's personnel and operations are located in Manhattan.

        Through QCS, FIND/SVP provides retainer clients with access to the subject and technical expertise of its staff as well as the resources of a large information center. Within each retainer client's organization, specific individuals receive a QCS membership card (the "Membership Card"), which entitles them to make requests via the telephone and the Internet for immediate consultation and research assistance. In response, the staff of QCS provides customized answers in rapid turnaround time, generally within two business days or less of the request. The QCS service is positioned to be an indispensable daily partner for decision-makers by providing, on a retainer basis, a cost-effective "quick consulting" service primarily delivered by electronic mail. The service is designed to be a valuable resource to small and medium sized corporations that do not maintain in-house information centers and as a supplement to in-house resource centers of large corporations. At December 31, 2002, we had 1,563 QCS retainer clients and 10,162 Membership Cardholders. The Company intends to seek to expand its base of QCS retainer clients, and to offer these clients an expanded array of business intelligence, research and advisory services. The Company's LAD service offers immediate, on-demand, question answering and personal search assistance from live experts. It is designed as a way to enhance the loyalty of the members of various consumer groups.

        The custom research services of SCRG are designed to handle more extensive, in-depth custom research and competitive intelligence requests, as well as customer satisfaction and loyalty programs. The QCS and SCRG businesses represent the core competencies of the Company, which is to provide the expertise of its staff in an on-demand, consulting and business advisory relationship with small, medium and large sized corporations.

        FIND/SVP's research resources include access to approximately 4,000 computer databases and subscription-paid web sites, approximately 8,000 of its own files organized by subject and by company, current and back issues of approximately 1,500 periodicals and journals and approximately 5,000 books and reference works. Through our licensing agreement with SVP International, we are associated with its network of companies and correspondents providing similar services. This enables FIND/SVP to obtain information for our clients through the use of approximately 1,000 additional consultants in the SVP worldwide network.

         On  April  1,  2003,  the  Company  acquired  all  of  the  issued  and outstanding stock of Guideline Research Corp. ("Guideline"). Guideline was founded in 1969 in New York City, New York. Guideline is a leading full-service custom quantitative market research organization that provides global marketing research and consulting services to assist its clients in product development and evaluation (name testing, package testing, concept testing, product testing, etc.), strategic research (market segmentation studies, image studies, brand equity studies, etc.), communications research (commercial testing, tracking studies, etc.), legal research, customer satisfaction and point-of-purchase research. Guideline is widely recognized for its particular expertise within the Consumer Products, HealthCare, Financial Services, and Legal industries.
Guideline provides professional staff has business experience in each such industry, and the Company's GR services utilize state of the art techniques and the significant business experience of its staff to assist clients. Guideline's clients are in a wide array of industries and consist principally of Fortune 1000 corporations, advertising agencies, and law firms.

         On July 1, 2003, TTech Acquisition Corp., a subsidiary of the Company, purchased certain assets from and assumed certain specified liabilities of the Teltech business unit ("Teltech") of Sopheon Corporation. Founded in 1984, Teltech provides services similar to the Company's QCS and SCRG divisions, but is principally focused on R&D and other technology-oriented sectors. Teltech services include research covering the areas of science, technology, and intellectual property, as well as document delivery, internal information management advisory, and information management optimization services. Teltech services also include end-to-end solutions to meet an organization's needs for acquiring and managing information and expertise, and integrating them into decision making processes. Teltech's clients are innovative companies that depend upon scientific and technical expertise for the creation of products in fast-changing competitive environments.


                                      * * *


          Our corporate headquarters are located at 625 Avenue of the Americas, New York, New York, 10011. We make available free of charge through our web site, www.findsvp.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports, and the proxy statement for our annual meeting of stockholders, as soon as reasonably practicable after such material is electronically filed with or furnished to the Securities and Exchange Commission.

                                  RISK FACTORS

          PROSPECTIVE PURCHASERS OF THE COMMON STOCK SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS RELATING TO THE BUSINESS OF THE COMPANY, TOGETHER WITH THE INFORMATION AND FINANCIAL DATA SET FORTH ELSEWHERE IN THIS PROSPECTUS OR INCORPORATED HEREIN BY REFERENCE, PRIOR TO MAKING AN INVESTMENT DECISION. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. SUCH STATEMENTS ARE INDICATED BY WORDS OR PHRASES SUCH AS "ANTICIPATE," "ESTIMATE," "EXPECT," "PLAN," "INTEND," "PROJECT," " BELIEVE," AND SIMILAR WORDS OR PHRASES. SUCH STATEMENTS ARE BASED ON CURRENT EXPECTATIONS AND ARE SUBJECT TO RISKS, UNCERTAINTIES AND ASSUMPTIONS. CERTAIN OF THESE RISKS ARE DESCRIBED BELOW. SHOULD ONE OR MORE OF THESE RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE ANTICIPATED, ESTIMATED OR PROJECTED.

                  FACTORS THAT COULD AFFECT OUR FUTURE RESULTS

WE ARE DEPENDENT ON CLIENT RENEWALS OF OUR RETAINER-BASED SERVICES.

          We may not be successful in maintaining retainer renewal rates or the size of our retainer client base. Also, the Company's ability to renew retainer accounts is subject to a number of risks, including the following:

o We may be unsuccessful in delivering consistent, high quality and timely analysis and advice to its clients.

o We may not be able to hire and retain a large and growing number of highly talented professionals in a very competitive job market.

o We may be unsuccessful in understanding and anticipating market trends and the changing needs of its clients.

o We may not be able to deliver products and services of the quality and timeliness to withstand competition.

         If the Company is unable to successfully maintain its retainer rates or sustain the necessary level of performance, such an inability could have a material adverse effect on the Company's business and financial results, which may require us to modify our business objectives or reduce or cease some of products and services that we offer.

WE ARE DEPENDENT ON THE REVENUE WE RECEIVE FROM NON-RECURRING SCRG AND GUIDELINE ENGAGEMENTS.

         The  Company's   ability  to  replace   completed  SCRG  and  Guideline
engagements with new engagements is subject to a number of risks, including the following:

o We may be unsuccessful in delivering consistent, high quality and timely consulting services to its clients.

o We may not be able to hire and retain a large and growing number of highly talented professionals in a very competitive job market.

o We may be unsuccessful in understanding and anticipating market trends and the changing needs of its clients.

o We may not be able to deliver consulting services of the quality and timeliness to withstand competition.

          If the Company is not able to replace completed SCRG and Guideline engagements with new engagements, such an inability could have a material adverse effect on the Company's business and financial results, which may require us to modify our business objectives or reduce or cease some of products and services that we offer.

OUR OPERATING RESULTS ARE SUBJECT TO POTENTIAL FLUCTUATIONS BEYOND OUR CONTROL.

         The Company's operating results vary from quarter to quarter. The Company expects future operating results to fluctuate due to several factors, many of which are out of the Company's control:

o The disproportionately large portion of our QCS retainers that expire in the fourth quarter of each year.

o The level and timing of renewals of retainers and subscriptions of our QCS and Teltech services, respectively.

o    The mix of QCS and Teltech revenues versus SCRG and Guideline revenues.

o The number, size and scope of SCRG and Guideline engagements in which the Company is engaged, the degree of completion of such engagements, and the Company's ability to complete such engagements.

o    The timing and amount of new business generated by the Company.

o The timing of the development, introduction, and marketing of new products and services and modes of delivery.

o    The timing of hiring consultants and corporate sales personnel.

o Consultant utilization rates and specifically, the accuracy of estimates of resources required to complete ongoing SCRG and Guideline engagements.

o    Changes in the spending patterns of the Company's clients.

o    The Company's accounts receivable collection experience.

o    Competitive conditions in the industry.

         Due to these factors, the Company believes period-to-period comparisons of results of operations are not necessarily meaningful and should not be relied upon as an indication of future results of operations.

WE MAY NOT BE ABLE TO TIMELY RESPOND TO RAPID CHANGES IN THE MARKET OR THE NEEDS OF OUR CLIENTS.

         The Company's success depends in part upon its ability to anticipate rapidly changing market trends and to adapt its products and services to meet the changing needs of its clients. Frequent and often dramatic changes, including the following, characterize the Company's industry:

o    Introduction of new products and obsolescence of others.

o Changing client demands concerning the marketing and delivery of the Company's products and services.

          This environment of rapid and continuous change presents significant challenges to the Company's ability to provide its clients with current and timely analysis and advice on issues of importance to them. The Company commits substantial resources to meeting these challenges. If the Company fails to provide insightful timely information in a manner that meets changing market needs, such a failure could have a material and adverse effect on the Company's future operating results.

WE ARE DEPENDENT ON OUR ABILITY TO ATTRACT AND RETAIN QUALIFIED PERSONNEL.

         The Company needs to hire, train and retain a significant number of additional qualified employees to execute its strategy and support its growth. In particular, the Company needs trained consultants, corporate sales specialists, and product development and operations staff. The Company continues to experience intense competition in recruiting and retaining qualified employees. The pool of experienced candidates is small, and the Company competes for qualified employees against many companies. If the Company is unable to successfully hire, retain, and motivate a sufficient number of qualified employees, such an inability will have a material adverse effect on the Company's business and financial results.

WE FACE SIGNIFICANT COMPETITION.

         The consulting industry is extremely competitive. The Company competes directly with other independent providers of similar services and indirectly with the internal staffs of current and prospective client organizations. The Company also competes indirectly with larger electronic and print media companies and consulting firms. The Company's indirect competitors, many of which have substantially greater financial, information gathering and marketing resources than the Company, could choose to compete directly against the Company in the future.

         The Company's current and future competitors may develop products and services that are more effective than the Company's products and services. Competitors may also produce their products and services at less cost and market them more effectively. If the Company is unable to successfully compete against existing or new competitors, such an inability will have a material adverse effect on the Company's operating results and would likely result in pricing pressure and loss of market share.

WE MAY NOT BE SUCCESSFUL IN THE DEVELOPMENT AND MARKETING OF NEW PRODUCTS OR SERVICES.

          The Company's future success depends on its ability to develop or acquire new products and services that address specific industry and business sectors and changes in client requirements. The process of internally researching, developing, launching and gaining client acceptance of a new product or service is inherently risky and costly. Assimilating and marketing an acquired product or service is also risky and costly. Currently, the Company has formed several strategic alliances with other information providers and various business associations in order to expand its client base and allow for the rollout of a new service continuum. If the Company is unable to develop new products and services or manage its strategic investments, such inabilities could have a material adverse effect on the Company's operating results.

WE ARE DEPENDENT ON KEY PERSONNEL, THE LOSS OF ANY MAY ADVERSELY AFFECT THE COMPANY.

         The Company relies, and will continue to rely, in large part on its key management, research, consulting, sales, product development and operations personnel. The Company's success in part depends on its ability to motivate and retain highly qualified employees. If a majority of the members of the Company's Operating Management Group, leave the Company, such loss or losses could have a material adverse effect on the Company.

RISK OF PRODUCT PRICING LIMITING POTENTIAL MARKET.

         The Company's pricing strategy may limit the potential market for the Company's QCS, Teltech, SCRG, and Guideline services to substantial commercial and governmental entities. As a result, the Company may be required to reduce prices for its various services or to introduce new products and services with lower prices or offered for free over the Internet in order to expand or maintain its market share or broaden its addressed market. These actions could have a material adverse effect on the Company's business and results of operations.

WE MAY NOT BE ABLE TO EFFECTIVELY MANAGE OUR GROWTH.

         Growth places significant demands on the Company's management, administrative, operational and financial resources. The Company's ability to manage growth, should it continue to occur, will require the Company to continue to improve its systems and to motivate and effectively manage an evolving workforce. If the Company's management is unable to effectively manage a changing and growing business, the quality of the Company's products, its retention of key employees, and its results of operations could be materially adversely affected.

ANY ACQUISITIONS THAT WE ATTEMPT OR COMPLETE COULD PROVE DIFFICULT TO INTEGRATE OR REQUIRE A SUBSTANTIAL COMMITMENT OF MANAGEMENT TIME AND OTHER RESOURCES.

         As part of its business strategy, the Company looks to buy or make investments in complementary businesses, products and services. If the Company finds a business it wishes to acquire, the Company could have difficulty negotiating the terms of the purchase, financing the purchase, and integrating and assimilating the employees, products and operations of the acquired business. Acquisitions may disrupt the ongoing business of the Company and distract management. Furthermore, acquisition of new businesses may not lead to the successful development of new products, or if developed, such products may not achieve market acceptance or prove to be profitable. A given acquisition may also have a material adverse effect on the Company's financial condition or results of operations. In addition, the Company may be required to incur debt or issue equity to pay for any future acquisitions.

WE ARE VULNERABLE TO VOLATILE MARKET CONDITIONS.

         The market prices of our common stock have been highly volatile. The market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.

WE DO NOT EXPECT TO PAY DIVIDENDS ON OUR COMMON STOCK IN THE FORESEEABLE FUTURE.

         Although our shareholders may receive dividends if, as and when declared by our board of directors, we do not intend to pay dividends on our common stock in the foreseeable future. Therefore, you should not purchase our common stock if you need immediate or future income by way of dividends from your investment.

OUR SIGNIFICANT INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH.

         We have significant indebtedness with a face value of approximately $5.3 million, comprised of approximately $1.8 million of senior debt and $3.5 million of subordinated debt. Additionally, we have approximately $500,000 of availability remaining under a $1.0 million senior line of credit which would create additional indebtedness if drawn down. The affirmative, negative and financial covenants of these debt facilities could limit our future financial flexibility. The associated debt service costs and principal repayment could impair future cash flow and operating results. Our outstanding debt may limit the amount of cash or additional credit available to us, which could restrain our ability to expand or enhance products and services, respond to competitive pressures or pursue future business opportunities requiring substantial investments of additional capital.

OUR COMMON STOCK IS SUBJECT TO RULES REGARDING "PENNY STOCKS" WHICH MAY AFFECT ITS LIQUIDITY.

          In April 2001, due to its failure to comply with NASDAQ's minimum bid price, our Common Stock was delisted from the NASDAQ and is now traded on the OTC Bulletin Board. Because the trading price of our common stock is currently below $5.00 per share, trading is subject to certain other rules of the Securities Exchange Act of 1934. Such rules require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock." "Penny stock" is defined as any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery of a disclosure schedule explaining the penny stock market and the risks associated with that market before entering into any penny stock transaction. Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. The rules also impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale. Finally, monthly statements are required to be sent disclosing recent price information for the penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our Common Stock. This could severely limit the market liquidity of our Common Stock and your ability to sell the Common Stock.

FOR ALL OF THE FOREGOING REASONS AND OTHERS SET FORTH IN THIS PROSPECTUS, THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS PROSPECTUS. THE SECURITIES SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD A TOTAL LOSS OF THEIR INVESTMENT IN THE COMPANY.

                           FORWARD-LOOKING STATEMENTS

         Certain statements we make in this prospectus, and other written or oral statements by us or our authorized officers on our behalf, may constitute "forward looking statements" within the meaning of the Federal securities laws. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, our competitive strengths and weaknesses, our business strategy and the trends we anticipate in the industry and economies in which we operate and other information that is not historical information. Words or phrases such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes" and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, our examination of historical operating trends, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them, but we cannot assure you that our expectations, beliefs and projections will be realized.

         Before you invest in our common stock, you should be aware that the occurrence of the events described in the immediately above section captioned "Risk Factors" and otherwise discussed elsewhere in this prospectus or in materials incorporated in this prospectus by reference to our other filings with the Commission, could have a material adverse affect on our business, financial condition and results of operation.

         The data included in this prospectus regarding markets and ranking, including the size of certain markets and our position and the position of our competitors within these markets, are based on independent industry publications, reports of government agencies or other published industry sources or our estimates based on management's knowledge and experience in the markets in which we operate. Our estimates have been based on information provided by customers, suppliers, trade and business organizations and other contacts in the markets in which we operate. We believe these estimates to be accurate as of the date of this prospectus. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in a survey of market size. As a result, you should be aware that market, ranking and other similar data included in this prospectus, and estimates and beliefs based on that data, may not be reliable.

                              SELLING STOCKHOLDERS

         This prospectus relates to Shares that are being registered for reoffers and resales by Selling Stockholders who have acquired or may acquire Shares pursuant to each of the 1996 Plan and the 2003 Plan. The Selling Stockholders may resell any or all of the Shares at any time they choose while this prospectus is effective.

         Executive officers and directors, their family members, trusts for their benefit, or entities that they own, that acquire common stock under the Plans may be added to the Selling Stockholder list below by a prospectus supplement filed with the SEC. The number of Shares to be sold by any Selling Stockholder under this prospectus also may be increased or decreased by a prospectus supplement. Non-affiliates who purchased restricted securities, as these terms are defined in rule 144(a) under the Securities Act, under any of our employee benefit plans and who are not named below may use this prospectus for the offer or sale of their common stock if they hold 1,000 shares or less. Although a person's name is included in the table below, neither that person nor we are making an admission that the named person is our "affiliate."

         The information in the table below sets forth, for each Selling Stockholder, based upon information available to us as of November 5, 2003, the number of shares of our common stock beneficially owned before and after the sale of the Shares, the maximum number of Shares to be sold and the percentage of the outstanding shares of our common stock owned after the sale of the Shares. We have not been informed whether any Selling Stockholders intend to sell any Shares. The inclusion of Shares in the table below does not constitute a commitment to sell any Shares.

                                                                                   NUMBER OF     PERCENTAGE OF
                                                                                    SHARES           COMMON
                                                    NUMBER OF                        TO BE        STOCK TO BE
                                                      SHARES                     BENEFICIALLY     BENEFICIALLY
                              RELATIONSHIPS TO     BENEFICIALLY   SHARES TO BE    OWNED AFTER     OWNED AFTER
NAME OF SELLER                   THE COMPANY        OWNED (1)       SOLD (2)     THE OFFERING   THE OFFERING (1)
--------------                ----------------     ------------   ------------   ------------   ----------------
David Walke (3) (4)            Chief Executive      2,031,960         750,000       1,344,182         9.9%
                              Officer; Director

Andrew P. Garvin (5)         President; Director      803,539          85,000         721,539         5.4%

Peter M. Stone (6)               Senior Vice           42,500         100,000              --          *
                              President, Chief
                             Financial Officer,
                                Secretary and
                                  Treasurer

Stephan B. Sigaud (7)          Executive Vice         118,939         176,000             750          *
                                  President

Scott Gerard (8)                 Controller             7,667          25,000              --          *

Martin E. Franklin (9) (10)    Chairman of the      1,975,292         630,000       1,344,181         9.9%
                               Board; Director

Marc L. Reisch (11) (12)          Director            372,500          60,000         312,500         2.4%

Robert J. Sobel (13)              Director            485,000         110,000         375,000         2.8%

Warren Struhl (14)                Director            372,500          60,000         312,500         2.4%

Denise Shapiro (15)               Director             30,000          30,000              --          *

Richard Longenecker (16)        Executive Vice         20,000          80,000              --          *
                                  President

*        Less than 1%

(1) Based on 13,198,982 Shares of Common Stock outstanding as of November 5, 2003. As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (a) the power to vote, or direct the voting of, such security or (b) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days.

(2) Represents the maximum number of Shares issued under the Plan that could be sold under this prospectus if the holder sold all of his or her Shares, exercised all of his or her options when vested and sold the underlying Shares. Does not constitute a commitment to sell any or all of the stated number of Shares. The number of Shares to be sold shall be determined from time to time by each Selling Stockholder in his or her discretion.

(3) Includes 1,694,182 shares of common stock and 211,111 shares of common stock issuable under outstanding warrants, held in the name of Walke Associates, Inc.

(4)  Includes 126,667 shares issuable under outstanding options.

(5)  Includes 82,000 shares issuable under outstanding options.

(6)  Includes 42,500 shares issuable under outstanding options.

(7)  Includes 96,000 shares issuable under outstanding options.

(8)  Includes 7,667 shares issuable under outstanding options.

(9) Includes 1,659,181 shares of common stock and 211,111 shares of common stock issuable under outstanding warrants, held in the name of Marlin Equities, LLC.

(10) Includes 105,000 shares issuable under outstanding options.

(11) Includes 60,000 shares issuable under outstanding options.

(12) Includes 150,000 shares held by Marc Reisch as custodian for his children.

(13) Includes 110,000 shares issuable under outstanding options.

(14) Includes 60,000 shares issuable under outstanding options.

(15) Includes 30,000 shares issuable under outstanding options.

(16) Includes 20,000 shares issuable under outstanding options.

                              PLAN OF DISTRIBUTION

          The Selling Stockholders (or their pledgees, donees, transferees, or other successors in interest) from time to time may sell all or a portion of the Shares "at the market" to or through a marketmaker or into an existing trading market, in private sales, including direct sales to purchasers, or otherwise at prevailing market prices or at negotiated or fixed prices. By way of example, and not by way of limitation, the Shares may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may purchase and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the seller may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the seller in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

         The Selling Stockholders may also enter into derivative transactions with third parties. If the applicable prospectus supplement or post-effective amendment indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or post-effective amendment, including in short sale transactions. If so, the third party may use securities pledged by the Selling Stockholders or borrowed from the Selling Stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Selling Stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions may be deemed an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

          The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealer which purchases Shares as principal or any profits received on the resale of such Shares may be deemed to be underwriting discounts and commissions under the Securities Act.

          In order to comply with certain state securities law, if applicable, the Common Stock will not be sold in a particular state unless the Common Stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

            Each Selling Stockholder will deliver a Prospectus in connection with the sale of the Shares.

                                    EXPENSES

          All  expenses  of  this  Offering,   including  the  expenses  of  the
registration of the Shares of Common Stock offered hereby, will be borne by us. It is estimated that the total amount of such expenses will not exceed $30,000.

                                 USE OF PROCEEDS

          The Company will not realize any proceeds from the sale of the Common Stock which may be sold pursuant to this prospectus for the respective accounts of the Selling Stockholders. The Company, however, will derive proceeds from the sale of stock to Selling Stockholders and upon the exercise of the options granted to Selling Stockholders. All such proceeds will be available to the Company for working capital and general corporate purposes. No assurances can be given, however, as to when or if any or all of the options will be exercised.

                                    LEGALITY

          Certain legal matters in connection with the securities offered hereunder will be passed upon for the Company by Kane Kessler, P.C., 1350 Avenue of the Americas, New York, New York 10019.

                                     EXPERTS

          The consolidated financial statements of Find/SVP, Inc. and subsidiaries (the Company) and the related financial statement schedule incorporated by reference from the Company's Annual Report on Form 10-K/A for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

          The financial statements of Teltech for the years ended December 31, 2002 and 2001, appearing in the Current Report (Form 8-K/A) of FIND/SVP, Inc. and its Subsidiaries (the Company) filed on September 16, 2003, been audited by Ernst & Young LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

This Prospectus contains information concerning the Company, but does not contain all of the information set forth in the Registration Statement and the Exhibits relating thereto, which the Company has filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and to which reference is hereby made.

                                -----------------

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
AVAILABLE INFORMATION......................................................  5

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................  6

THE COMPANY................................................................  8

SELLING STOCKHOLDERS.......................................................  16

PLAN OF DISTRIBUTION.......................................................  18

EXPENSES...................................................................  19

USE OF PROCEEDS............................................................  19

LEGALITY...................................................................  19

EXPERTS....................................................................  19


No dealer, salesperson or other person has been authorized to given any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there have been no changes in the affairs of the Company since the date hereof.

                                -----------------

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The following documents filed with the Securities and Exchange Commission (the "Commission") by FIND/SVP, Inc., a New York corporation (the "Company"), are incorporated by reference into the Registration Statement:

                           (a) The Company's  Annual Report on Form 10-K for the
                  fiscal year ended December 31, 2002, except Items 6, 7, 8, 14, and 15, filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act");

                           (b) The  Company's  Annual  Report on Form 10-K/A for
                  the fiscal year ended December 31, 2002, filed pursuant to the Exchange Act;

                           (c) The Company's  Quarterly  Report on Form 10-Q for
                  the quarter ended March 31, 2003, filed on May 15, 2003 pursuant to the Exchange Act;

                           (d) The Company's  Quarterly  Report on Form 10-Q for
                  the quarter ended June 30, 2003, filed on August 14, 2003 pursuant to the Exchange Act;

                           (e) The Company's  Quarterly  Report on Form 10-Q for
                  the quarter ended September 30, 2003, filed on November 13, 2003 pursuant to the Exchange Act;

                           (f) The Company's Current Report on Form 8-K, Date of
                  Event - April 1, 2003, filed on April 16, 2003 pursuant to the Exchange Act;

                           (g) The Company's Current Report on Form 8-K, Date of
                  Event - May 14, 2003, filed on May 20, 2003 pursuant to the Exchange Act;

                           (h) The Company's Current Report on Form 8-K, Date of
                  Event - July 1, 2003, filed on July 16, 2003 pursuant to the Exchange Act;

                           (i) The Company's Current Report on Form 8-K, Date of
                  Event - August 18, 2003, filed on August 22, 2003 pursuant to the Exchange Act;

                           (j) The Company's Current Report on Form 8-K, Date of
                  Event - November 13, 2003, filed on November 17, 2003 pursuant to the Exchange Act;

                           (k) The Company's  Current Report on Form 8-K/A, Date
                  of Event - April 1, 2003, filed on June 16, 2003 pursuant to the Exchange Act;

                           (l) The Company's  Current Report on Form 8-K/A, Date
                  of Event - July 1, 2003, filed on September 15, 2003 pursuant to the Exchange Act;

                           (m)  The  Company's  definitive  Proxy  Statement  on
                  Schedule 14A filed on April 30, 2003; and

                           (n) The  description  of the Company's  Common Stock,
                  par value $.0001 per share (the "Common Stock"), registered under Section 12(g) of the Exchange Act, as set forth in the Registrant's Registration Statement on Form S-18 (Reg. No. 33-8634-NY), dated October 31, 1986, including any amendments thereto filed for the purpose of updating such description.


          In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

ITEM 4.           DESCRIPTION OF SECURITIES

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Under  Section 722 of the New York  Business  Corporation  Law
("BCL"), a corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe his conduct was unlawful. In actions by or in the right of the corporation, a corporation may indemnify  such  person  against  amounts  paid  in  settlement  and  reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification shall be made in actions by or in the right of the corporation in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper. Under Section 723 of the BCL, a person who has been successful, on the merits or otherwise, in the defense of a criminal or civil action or proceeding of the character described in Section 722 of the BCL shall be entitled to indemnification as authorized in such section. The indemnification and advancement of expenses provided for or granted pursuant to Sections 722 - 726 are not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

                  Our By-laws provide that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, or criminal (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

                  Our By-laws also provide that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought, or, if no action was brought, any court of competent jurisdiction, shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

                  Our By-laws also provide that to the extent a director or officer of the Company has been successful in the defense of any action, suit or proceeding referred to in the previous paragraphs or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for in the By-laws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the Company may purchase and maintain insurance on behalf of a director or officer of the Company against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the Company would have the power to indemnify him against such liabilities under the provisions of Section 722 of the BCL.

                  The directors and officers of the Company are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such including liabilities under the Securities Act, under liability insurance policies carried by the Company.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

                  Certain restricted securities to be reoffered and resold pursuant to this Registration Statement were issued under the 2003 Plan and the 1996 Plan and in transactions exempt from registration pursuant to Section 4(2) of the Securities Act.

ITEM 8.           EXHIBITS

Exhibit No.         Description of Exhibits
-----------         -----------------------

   4.1 FIND/SVP, Inc. 1996 Stock Option Plan Amended and Restated as of November 21, 2001 (filed as Exhibit A to the Registrant's Proxy Statement dated May 8, 2002, filed with the Commission on May 10, 2002).*

   4.2 FIND/SVP, Inc. 2003 Stock Incentive Plan (filed as Exhibit B to the Registrant's Proxy Statement dated May 14, 2003, filed with the Commission on April 30, 2003).*

   5.1 Opinion of Kane Kessler, P.C. regarding the legality of the securities being registered.**

   23.1             Consent of Deloitte & Touche LLP.**

   23.2             Consent of Ernst & Young LLP.**

   23.3             Consent of Kane Kessler, P.C. (included in Exhibit 5.1).**

   24.1 Power of Attorney (included in the signature pages of this registration statement).**

--------------
*             Incorporated by reference.
**            Filed herewith.


ITEM 9.           UNDERTAKINGS

         A. The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                           (i) To include  any  prospectus  required  by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 11th day of December, 2003.



                                          FIND/SVP, INC.



                                          By:  /s/ David Walke
                                               ----------------------
                                               Name: David Walke
                                               Title:  Chief Executive Officer

                                          By:  /s/ Peter M. Stone
                                               ----------------------
                                               Name: Peter M. Stone
                                               Title:  Chief Financial Officer

                                POWER OF ATTORNEY

          Each of the undersigned officers and directors of FIND/SVP, Inc. hereby severally constitute and appoint each of David Walke and Peter M Stone as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

         Name                         Title                                Date
         ----                         -----                                ----
/s/ David Walke              Chief Executive Officer and            December 11, 2003
----------------------       Director (Principal Executive
David Walke                  Officer)

/s/ Peter M. Stone           Chief Financial Officer (Principal     December 11, 2003
----------------------       Financial and Accounting Officer)
Peter M. Stone

/s/ Andrew P. Garvin         President and Director                 December 11, 2003
----------------------
Andrew P. Garvin

/s/ Martin E. Franklin       Chairman of the Board of Directors     December 11, 2003
----------------------
Martin E. Franklin


/s/ Marc L. Reisch           Director                               December 11, 2003
----------------------
Marc L. Reisch

/s/ Robert J. Sobel          Director                               December 11, 2003
----------------------
Robert J. Sobel

/s/ Warren Struhl            Director                               December 11, 2003
----------------------
Warren Struhl

/s/ Denise Shapiro           Director                               December 11, 2003
----------------------
Denise Shapiro

                                  EXHIBIT INDEX


ITEM 8.           EXHIBITS

Exhibit No.         Description of Exhibits
----------          ------------------------

   4.1 FIND/SVP, Inc. 1996 Stock Option Plan Amended and Restated as of November 21, 2001 (filed as Exhibit A to the Registrant's Proxy Statement dated May 8, 2002, filed with the Commission on May 10, 2002).*

   4.2 FIND/SVP, Inc. 2003 Stock Incentive Plan (filed as Exhibit B to the Registrant's Proxy Statement dated May 14, 2003, filed with the Commission on April 30, 2003).*

   5.1 Opinion of Kane Kessler, P.C. regarding the legality of the securities being registered.**

   23.1             Consent of Deloitte & Touche LLP.**

   23.2             Consent of Ernst & Young LLP.**

   23.3             Consent of Kane Kessler, P.C. (included in Exhibit 5.1).**

   24.1 Power of Attorney (included in the signature pages of this registration statement).**

--------------

*                   Incorporated by reference.
**                  Filed herewith.